Exhibit 99.1

McKesson Corporation Announces Early Termination of Hart-Scott-Rodino
                          Act Waiting Period

    ST. LOUIS--(BUSINESS WIRE)--July 25, 2005--McKesson Corporation (NYSE:MCK) today announced that on July 22, 2005, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 related to the tender offer McKesson commenced, through a wholly owned subsidiary, on July 22, 2005, to purchase the outstanding shares of D&K Healthcare Resources, Inc. (NASDAQ:DKHR) at $14.50 net per share. The termination of this waiting period satisfies one of the conditions for McKesson's proposed acquisition of D&K.

    About D&K

    D&K Healthcare Resources, Inc. (NASDAQ:DKHR) is a full-service wholesale distributor of branded and generic pharmaceuticals and over-the-counter health and beauty aid products. Headquartered in St. Louis, Missouri, D&K primarily serves independent and regional pharmacies in the Midwest, Upper Midwest and the South from seven distribution centers. D&K also offers a number of proprietary information systems, as well as marketing and business management solutions. More information can be found at www.dkhealthcare.com.

    About McKesson

    McKesson Corporation (NYSE:MCK), currently ranked 15 on the Fortune 500, is a healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 172-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.

    Forward-looking Statements

    This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently subject to risks and uncertainties. The company's actual results could differ materially from those currently anticipated due to a number of factors, including without limitation, the competitive nature of the wholesale pharmaceutical distribution industry with many competitors having substantially greater resources than D&K Healthcare, the company's ability to maintain or improve its operating margins with the industry's competitive pricing pressures, the company's customers and suppliers generally having the right to terminate or reduce their purchases or shipments on relatively short notice, the ability to maintain prime vendor status with cooperative buying groups, the availability of investment purchasing opportunities, the company's ability to complete and integrate acquisitions successfully, the changing business and regulatory environment of the healthcare industry in which the company operates, including manufacturers' pricing or distribution policies or practices, changes in private and governmental reimbursement or in the delivery systems for healthcare products, changes in interest rates, and other factors set forth in reports and other documents filed by D&K Healthcare with the Securities and Exchange Commission from time to time. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. D&K Healthcare undertakes no obligation to publicly update or revise any forward-looking statements.

    Additional Information

    This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of D&K Healthcare Resources, Inc. On July 22, 2005, McKesson Corporation and its acquisition subsidiary, Spirit Acquisition Corporation, commenced a tender offer for all of the outstanding shares of common stock of D&K at $14.50 per share. This tender offer is scheduled to expire at midnight New York time on August 18, 2005, unless it is extended as provided in the related offer to purchase. McKesson and Spirit Acquisition has filed with the U.S. Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Shareholders should read the offer to purchase and the tender offer statement on Schedule TO and related exhibits because they contain important information. Shareholders can obtain these documents free of charge from the Commission's Web site at www.sec.gov or from McKesson's Web site at www.mckesson.com. Persons with questions about the tender offer should contact Georgeson Shareholder, information agent for the tender offer, at (212) 440-9800 (collect) or
(866) 391-6922 (toll free).

    CONTACT: D&K Healthcare Resources, Inc.
             Investors and Financial Media Contact:
             Thomas S. Hilton, 314-727-3485
             www.dkhealthcare.com